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                                                                    EXHIBIT (21)

                     SUBSIDIARIES OF LACROSSE FOOTWEAR, INC.
                             AS OF DECEMBER 31, 2005

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
                              JURISDICTION OF         PERCENT
NAME                           INCORPORATION         OWNERSHIP
----                          ---------------        ---------
Danner, Inc.                    Wisconsion             100%

LaCrosse International, Inc.    Wisconsion             100%